Exhibit 99.1

May 11, 2022
Press Release No. 1493
For Immediate Release:

Coherent, Inc. Reports Second Fiscal Quarter Results

SANTA CLARA, CA, May 11, 2022 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its second fiscal quarter ended April 2, 2022.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	Apr. 2, 2022	Jan. 1, 2022	Apr. 3, 2021	Apr. 2, 2022	Apr. 3, 2021
GAAP Results
(in millions, except per share data)
Net sales	$370.2	$384.5	$374.0	$754.7	$700.0
Net income (loss)	$33.7	$30.3	$(158.2)	$63.9	$(158.1)
Diluted EPS	$1.35	$1.21	$(6.49)	$2.57	$(6.50)

Non-GAAP Results
(in millions, except per share data)
Net income	$42.5	$57.7	$35.2	$100.2	$61.9
Diluted EPS	$1.70	$2.32	$1.42	$4.02	$2.52

SECOND FISCAL QUARTER DETAILS

For the second quarter of fiscal 2022, Coherent announced net sales of $370.2 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $33.7 million, or $1.35 per diluted share.

These results compare to net sales of $374.0 million and net loss of $158.2 million, or $6.49 per diluted share, for the second quarter of fiscal 2021 and net sales of $384.5 million and net income of $30.3 million, or $1.21 per diluted share, for the first quarter of fiscal 2022. The net loss in the second quarter of fiscal 2021 includes $179.2 million, net of tax, in merger and acquisition costs, primarily due to a merger agreement termination fee paid to Lumentum Holdings Inc.

Non-GAAP net income for the second quarter of fiscal 2022 was $42.5 million, or $1.70 per diluted share. Non-GAAP net income for the second quarter of fiscal 2021 was $35.2 million, or $1.42 per diluted share. Non-GAAP net income for the first quarter of fiscal 2022 was $57.7 million, or $2.32 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended April 2, 2022, January 1, 2022 and April 3, 2021 and six months ended April 2, 2022 and

Exhibit 99.1

April 3, 2021 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income.”

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Six Months Ended
	Apr. 2, 2022	Jan. 1, 2022	Apr. 3, 2021	Apr. 2, 2022	Apr. 3, 2021

Net sales	$370,204	$384,507	$373,982	$754,711	$700,035
Cost of sales(A)(B)(C)(D)	215,670	216,943	232,957	432,613	439,014
Gross profit	154,534	167,564	141,025	322,098	261,021
Operating expenses:
Research & development(A)(B)(D)	31,679	29,769	32,007	61,448	60,228
Selling, general & administrative(A)(B)(D)	66,517	93,774	72,662	160,291	146,890
Merger and acquisition costs(E)	1,044	977	231,996	2,021	231,996
Amortization of intangible assets(C)	563	565	596	1,128	1,193
Total operating expenses	99,803	125,085	337,261	224,888	440,307
Income (loss) from operations	54,731	42,479	(196,236)	97,210	(179,286)
Other expense, net(B)	(5,729)	(6,185)	(2,526)	(11,914)	(4,815)
Income (loss) before income taxes	49,002	36,294	(198,762)	85,296	(184,101)
Provision (benefit) for income taxes (F)	15,326	6,029	(40,547)	21,355	(26,030)
Net income (loss)	$33,676	$30,265	$(158,215)	$63,941	$(158,071)

Net income (loss) per share:
Basic	$1.36	$1.23	$(6.49)	$2.60	$(6.50)
Diluted	$1.35	$1.21	$(6.49)	$2.57	$(6.50)

Shares used in computations:
Basic	24,708	24,542	24,389	24,625	24,326
Diluted	24,935	24,919	24,389	24,927	24,326

(A)Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Six Months Ended
	Apr. 2, 2022	Jan. 1, 2022	Apr. 3, 2021	Apr. 2, 2022	Apr. 3, 2021
Cost of sales	$1,971	$1,731	$1,989	$3,702	$4,261
Research & development	1,158	1,236	1,030	2,394	2,229
Selling, general & administrative(1)	5,914	28,940	6,073	34,854	14,787
Impact on income (loss) from operations	$9,043	$31,907	$9,092	$40,950	$21,277

For the fiscal quarters ended April 2, 2022, January 1, 2022 and April 3, 2021, the impact on net income (loss), net of tax was $7,655 ($0.31 per diluted share), $29,613 ($1.20 per diluted share) and $7,746 ($0.31 per diluted share), respectively. For the six months ended April 2, 2022 and April 3, 2021, the impact on net income (loss), net of tax was $37,268 ($1.48 per diluted share) and $18,359 ($0.75 per diluted share), respectively.

(1) The fiscal quarter ended January 1, 2022 includes a $19.7 million stock-based compensation expense resulting from the acceleration of vesting of restricted stock units for certain executives.

Exhibit 99.1

(B)Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Six Months Ended
	Apr. 2, 2022	Jan. 1, 2022	Apr. 3, 2021	Apr. 2, 2022	Apr. 3, 2021
Cost of sales	$(28)	$(6)	$11	$(34)	$22
Research & development	(306)	(71)	293	(377)	588
Selling, general & administrative	(1,405)	(415)	1,818	(1,820)	3,624
Impact on income (loss) from operations	$(1,739)	$(492)	$2,122	$(2,231)	$4,234

For the fiscal quarters ended April 2, 2022, January 1, 2022 and April 3, 2021, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was expense of $1,604, expense of $300 and income of $2,692, respectively. For the six months ended April 2, 2022 and April 3, 2021, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was expense of $1,904 and income of $4,988, respectively.

(C)Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended			Six Months Ended
	Apr. 2, 2022	Jan. 1, 2022	Apr. 3, 2021	Apr. 2, 2022	Apr. 3, 2021
Cost of sales	$267	$818	$1,855	$1,085	$3,872
Amortization of intangible assets	563	565	596	1,128	1,193
Impact on income (loss) from operations	$830	$1,383	$2,451	$2,213	$5,065

For the fiscal quarters ended April 2, 2022, January 1, 2022 and April 3, 2021, the impact on net income (loss), net of tax was $699 ($0.03 per diluted share), $1,190 ($0.05 per diluted share) and $2,159 ($0.09 per diluted share), respectively. For the six months ended April 2, 2022 and April 3, 2021, the impact on net income (loss), net of tax was $1,889 ($0.08 per diluted share) and $4,429 ($0.18 per diluted share), respectively.

(D)For the fiscal quarters ended April 2, 2022, January 1, 2022 and April 3, 2021, the impact of restructuring charges (gains) was a gain of $2,284 ($1,768 net of tax ($0.07 per diluted share)), gain of $10 ($7 net of tax ($0.00 per diluted share)) and charge of $3,659 ($3,059 net of tax ($0.12 per diluted share)), respectively. For the six months ended April 2, 2022 and April 3, 2021, the impact of restructuring charges (gains) was a gain of $2,294 ($1,775 net of tax ($0.07 per diluted share)) and charge of $9,042 ($7,532 net of tax ($0.31 per diluted share)), respectively.

(E)For the fiscal quarters ended April 2, 2022, January 1, 2022 and April 3, 2021, we incurred merger and acquisition costs of $1,044 ($806 net of tax ($0.03 per diluted share)), $977 ($755 net of tax ($0.03 per diluted share)) and $231,996 ($179,217 net of tax ($7.34 per diluted share)), respectively. For the six months ended April 2, 2022 and April 3, 2021, we incurred merger and acquisition costs of $2,021 ($1,561 net of tax ($0.06 per diluted share)) and $231,996 ($179,217 net of tax ($7.34 per diluted share)), respectively. The merger and acquisition costs for the three and six months ended April 3, 2021 were primarily due to a termination fee paid to Lumentum Holdings Inc. of $217,600.

(F)The fiscal quarters ended April 2, 2022, January 1, 2022 and April 3, 2021 included non-recurring income tax charges of $1,613 ($0.06 per diluted share), $514 ($0.02 per diluted share) and $1,854 ($0.07 per diluted share), respectively. The fiscal quarters ended April 2, 2022, January 1, 2022 and April 3, 2021 included $184 ($0.01 per diluted share), $4,630 ($0.19 per diluted share) and $598 ($0.02 per diluted share), of excess tax benefits for employee stock-based compensation, respectively. The six months ended April 2, 2022 and April 3, 2021 included non-recurring income tax charges of $2,127 ($0.09 per diluted share) and $10,468 ($0.43 per diluted share), respectively. The six months ended

Exhibit 99.1

April 2, 2022 and April 3, 2021 included a benefit of $4,814 ($0.19 per diluted share) and a charge of $13 ($0.00 per diluted share) of excess tax charges (benefits) for employee stock-based compensation, respectively.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Apr. 2, 2022	Oct. 2, 2021
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$403,477	$458,061
Accounts receivable, net	262,956	249,389
Inventories	417,275	392,241
Prepaid expenses and other assets	91,884	79,594
Total current assets	1,175,592	1,179,285
Property and equipment, net	305,916	302,613
Other assets	388,887	407,032
Total assets	$1,870,395	$1,888,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$9,571	$18,395
Accounts payable	106,071	104,539
Other current liabilities	238,321	259,281
Total current liabilities	353,963	382,215
Long-term liabilities	582,238	638,530
Total stockholders’ equity	934,194	868,185
Total liabilities and stockholders’ equity	$1,870,395	$1,888,930

Reconciliation of GAAP to Non-GAAP net income, net of tax (unaudited, in thousands, other than per share data):

	Three Months Ended			Six Months Ended
	Apr. 2, 2022	Jan. 1, 2022	Apr. 3, 2021	Apr. 2, 2022	Apr. 3, 2021
GAAP net income (loss)	$33,676	$30,265	$(158,215)	$63,941	$(158,071)
Stock-based compensation expense	7,655	29,613	7,746	37,268	18,359
Amortization of intangible assets	699	1,190	2,159	1,889	4,429
Restructuring charges (gains) and other	(1,768)	(7)	3,059	(1,775)	7,532
Non-recurring tax expense	1,613	514	1,854	2,127	10,468
Tax charge (benefit) from stock-based compensation expense	(184)	(4,630)	(598)	(4,814)	13
Merger and acquisition costs	806	755	179,217	1,561	179,217
Non-GAAP net income	$42,497	$57,700	$35,222	$100,197	$61,947
Non-GAAP net income per diluted share	$1.70	$2.32	$1.42	$4.02	$2.52

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000